SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2009

World Wrestling Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27639	04-2693383
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1241 East Main Street, Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 352-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      (b), (c) and (e) On September 16, 2009, World Wrestling Entertainment, Inc. (the “Company”) announced that, effective on that date, Linda E. McMahon has resigned her position as Chief Executive Officer of the Company after announcing her candidacy for the United States Senate, representing the State of Connecticut.

     Vincent K. McMahon will assume the duties of Chief Executive Officer in addition to his current position as Chairman, and additional information about Mr. McMahon is included in the Company’s Proxy Statement, dated March 18, 2009.

     As a result of her resignation, Mrs. McMahon’s compensation arrangements, including her employment and booking agreements with the Company, will terminate. Mr. and Mrs. McMahon will remain on the Company’s Board of Directors.

Item 9.01	Financial Statements and Exhibits.

	99.1	Press Release dated September 16, 2009.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.

By:	/s/ Donna N. Goldsmith
Donna N. Goldsmith
Chief Operating Officer

Dated: September 16, 2009